Exhibit 10.6

                              EMPLOYMENT AGREEMENT


   This Agreement dated as of the 1st day of December, 1996, by and between National Research Corporation, a Nebraska corporation (hereinafter referred to as the "Company") qualified to do business in the State of Nebraska, and Sharon Flaherty (hereinafter referred to as the "Employee").

   In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

   1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment, effective December 1, 1996, upon and subject to the terms and conditions hereinafter set forth.

   2. TERM. Subject to the provisions for termination hereinafter provided, this Agreement shall be effective on and from the date first mentioned above and shall terminate on November 30, 1999, and on each one-year anniversary of that date, the Agreement shall be extended for a period of an additional twelve months, and if not terminated thereafter, shall be extended for an additional year, unless this Agreement has been terminated in accordance with the provisions of Paragraph 10, on or before that date.

   3. JOB EXPECTATIONS AND REQUIREMENTS. Employee shall have a direct responsibility for the Company's sales, marketing and client services and such other duties as assigned by the Chief Executive Officer of the Company. Direct responsibility is defined as the creation, implementation and continual refinement of programs and policies to achieve short and long-term goals of the Company. Employee shall serve as a member of the Company's Advisory Board. In addition to stated areas of functional responsibility, Employee will contribute to the overall management and direction of the Company. Expectations in this area of general management will include, but not be limited to:

        a. Lead an effort to create and implement a strategic plan for the Company.
        b. Broaden relationships between the Company and health care regulatory and policy makers.
        c. Help the Company transition from an entrepreneurial to a professional-based management model.

   4. PERFORMANCE MEASURES. Employee shall, in general, be measured by Employee's performance in helping the Company achieve its' strategic goals set forth in the Company's strategic plan and achieve functional goals in the areas of revenue, profit, market share and client satisfaction and retention.

   5. EXTENT OF SERVICE. Employee shall devote her entire business time, attention and energies, as well as her best talents and abilities, to the business of the Company in accordance with the Company's instructions and directions and shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except to the extent an exception hereto may be permitted by the express written authorization of the Company.

   6. COMPENSATION. For all services rendered by Employee under this Agreement, including any expenses incurred therewith except as provided in paragraph 7 hereof and in Appendix A attached, the Company hereby agrees to pay Employee:

        a. An annual base salary in the amount of $140,000, which shall be payable to Employee in such installments, but not less than monthly, as are consistent with the Company's practice for its other executives.

        b. An annual incentive based on increases in rate of revenue growth, in revenue level and in profitability. Currently, NRC's annual incentive plan is generally structured as follows: incentive will be paid if the Company meets its minimum performance targets; the amount of such annual incentive shall be a target equal to 1% of profits, 1.5% of increase in gross revenue over previous year and .1875% of total gross revenue; such target annual incentive is estimated at $140,000. It is anticipated that for 1997 and for subsequent years, a revised annual incentive plan will be implemented. This plan will be implemented in accordance with Paragraph 6(d). Any amounts payable under the annual incentive plan shall be paid to Employee within 75 days following the end of the Company's fiscal year.

        c. A long-term incentive determined and paid in accordance with the terms of a plan to be established by January 1, 1997, and first effective for calendar year 1997; Employee shall participate in such plan on essentially the same terms as the other senior officers of the Company.

        d. During the term of this Agreement, the Company has the right to change the amount of and procedures for determining the annual base salary, annual incentive and long-term incentive; provided, however, that any such change will not reduce the total compensation opportunity available to the Employee at the time such change is made.

   7. EMPLOYEE BENEFITS. Employee shall be entitled to participate in any life insurance, accident, medical, hospital, pension or profit sharing or other group program as may from time to time uniformly be maintained by the Company for all of its salaried employees during the term of employment hereunder. Cost of the group plan will be shared at the same ratio as it is for all of the Company's other salaried employees. The current cost is shared 50/50 between employees and Company. The Company will maintain in effect during the term of employment hereunder a life insurance policy(ies) on the life of the Employee in the face amount of $600,000 and the proceeds of such policies upon the death of the Employee shall be payable to a beneficiary or beneficiaries designated in writing from time to time by the Employee. The Employee shall be responsible for any income taxes attributable to imputed income from such contracts. In the event the Company is unable to obtain insurance coverage on the life of the Employee at standard rates, the Company may at its discretion reduce the amount of such coverage to be provided to the Employee such that the premiums payable by the Company on such reduced coverage would be equal to the premiums payable at standard rates, on a policy(ies) having a face amount of $600,000. The Company shall endeavor to maintain in effect life insurance policy(ies) that extend to the Employee the right to assume the life insurance policies or convert the policies to individual coverage.

   8. EXPENSES. The Company will reimburse Employee for all reasonable and ordinary business expenses; including pre-approved job-related education expenses, business entertainment and travel expenses incurred by her in the performance of her duties hereunder, but only upon the presentation by Employee to the Company, from time to time, of an itemized account of such expenditures.

   9. VACATIONS. Employee shall be entitled to 15 days of vacation time per calendar year during her employment with the Company. Vacation shall be administered in accordance with the procedures established by the Company from time to time.

   10. TERMINATION. In the event this Agreement is terminated by Employee's death, by Employee's own action, or by the Company, each party's obligations under this Agreement shall thereupon cease and terminate except for obligations accrued but undischarged to and including the date of such event and except as otherwise provided in Paragraphs 10, 13, and 14. The Company may terminate the Employee "for cause" only if Employee is convicted of a felonious act of moral turpitude, is consistently, flagrantly and grossly negligent in the performance of her duties hereunder, or knowingly engages in wrongful misconduct resulting in substantial damage to the Company. The Company may terminate the Employee for any reason other than cause, as described above, but in that event, the Employee shall be entitled to outplacement assistance as described below, and severance in an amount equal to $200,000 annually over the remaining term of the initial agreement, or twelve months during any extended term, in either event, such amount shall be paid as salary continuation payments monthly over the period following the Employee's termination. During the period of such salary continuation, Employee shall be covered by the medical and group term life insurance programs made available by the Company to its employees to the extent Employee had such coverage immediately prior to the period of such salary continuation at the same cost as described in Paragraph 7. During the period of salary continuation, the separated Employee may not participate in the retirement program sponsored by the Company. The Company will reimburse the Employee for outplacement service expenses incurred by the Employee upon presentation of itemized expenditures not to exceed $3,500.

   11. DISABILITY. Company shall reimburse Employee for premiums paid by Employee for disability insurance coverage in excess of Company's group policy. Such coverage, including the group policy, shall provide a benefit not to exceed 60% of the annual base salary of the Employee and shall be payable by reason of illness, disability, incapacity or other inability, which said disability lasts for a period of more than one hundred eighty (180) consecutive days, to provide the services contemplated by Paragraphs 4 and 5. Company shall be discharged of all of its obligations under this Agreement and all further obligations or liabilities of the Company shall immediately cease and terminate upon the Employee's qualifying for benefits under such coverage. Reimbursement shall be made upon timely submission of evidence of the premiums paid. Such premium reimbursement shall be taxable income to the Employee. If Employee maintains such policy above the group policy, the Company shall be responsible only for the cost of a policy with similar features and options as the Company's group policy.

   12. RELOCATION COSTS. Company shall reimburse Employee for relocation costs in connection with the move of Employee's principal residence from Dallas, Texas, to a location convenient to the Employer's principal place of business in Lincoln, Nebraska. Such relocation shall take place as soon as reasonably practicable. In the event Employee, by her own action terminates her employment with the Company within one year of Employee being reimbursed for her relocation expenses, Employee shall be obligated to repay such reimbursements to the Company. Relocation costs eligible for reimbursement are set forth in Appendix A attached.

   13. NONDISCLOSURE BY EMPLOYEE. Employee acknowledges and agrees that information the Employee will obtain while employed by the Company is highly confidential, proprietary or a trade secret which is important to the Company and to the effective operation of the Company's business. Employee therefore agrees that while employed by the Company, and at any time thereafter, she will make no disclosure of any kind, directly or indirectly, concerning any confidential matters relating to the Company or any of its activities.

   14. NONCOMPETITION BY EMPLOYEE. Upon termination of Employee's employment, then Employee agrees not to compete with the Company in the United States, except Hawaii and Alaska, for a period equal to the remaining term or twelve months during the extended term, following such termination. The intent of the noncompetition provision is for it to coincide with the time period of salary continuation as described in Paragraph 10. Employee agrees that during the period in which she must not compete, she will not work for, advise, consult with, serve or assist in any way, directly or indirectly, any party whose business is directly competitive with the activities or businesses of the Company, and Employee agrees further that she will herself not compete in any way, directly or indirectly, with the Company, and that she will not purchase or otherwise acquire any interest of any kind in any business which is directly competitive with the Company, except that a 10% or less ownership interest in public traded company shall not be subject to this acquisition prohibition. The foregoing restrictions on competition by Employee shall be operative for the benefit of the Company and of any business owned or controlled by the Company, or any successor or assign of any of the foregoing. Notwithstanding the foregoing, if the Employee informs the Company that Employee is to be employed by a consulting firm that is generally viewed as not competing with the Company, and the Company does not within 15 days of such notice advise the Employee that such employment will be viewed by the Company as a violation of this Paragraph 14, Employee will not be viewed as in violation of this Paragraph 14.

        The parties hereto, recognizing that irreparable injury will result to the Company, its' business and property in the event of Employee's breach of her Agreement not to compete, and that employment is based primarily upon this Agreement, agree that in the event of Employee's breach of her agreement not to compete, the Company shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by Employee, her partners, agents, servants, employers, employees and all persons acting for or with her and/or to stop the payment of the severance described in Paragraph 10. Employee represents and admits that in the event of the termination of her employment for any cause whatever, her experience and capabilities are such that she can obtain employment in a business engaged in other lines and/or of a different nature than the Company, and that the enforcement of a remedy by way of injunction will not prevent her from earning a livelihood.

   15. TAXES. Employee shall be liable for all of Employee income and employment taxes, that may be payable upon the compensation and benefits made available to the Employee by the Company. Company may withhold taxes in accordance with applicable law.

   16. NOTICES. Any notice given under this Agreement to either party shall be made in writing. Any such notice shall be deemed to be given when mailed to any such party by registered or certified mail, postage prepaid, addressed to such party at their respective addresses set forth below, or at such other address as such party may hereafter designate (by written notice given to the other party) as their respective address for purposes of notice hereunder:

        Employee: Sharon Flaherty
                  2808 Chapman Road
                  Plano, TX  75093

        Company:  National Research Corporation
                  Michael Hays, President
                  1033 "O" Street, 4th Floor
                  Gold's Galleria
                  Lincoln, NE  68508

   17. WAIVER OF BREACH. The waiver of either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

   18. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, but the Company shall not assign this Agreement without Employee's prior written consent, which consent shall not be unreasonably withheld. Employee may not assign her rights and obligations under the Agreement.

   19. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions thereof.

   20. INTERPRETATION. All questions of validity and interpretation of this agreement shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Nebraska. All decisions and consents which shall or may be made and given by the Company hereunder are required to be made or given, if at all, by the Advisory Board of the Company, but Employee shall be entitled to rely on any writing purporting to be signed by an executive officer of the company (other than Employee).

   21. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties and no previous representations, inducements, promises or agreements, oral or otherwise, shall be of any force or effect. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the party against whom such change or modification is sought to be enforced.

   In witness whereof, the parties have executed this Agreement as of the date first mentioned above.



   Attest:                       National Research Corporation


                                 By:/s/Michael D. Hays


   /s/Connie White               Its: CEO
       Witness



                                 Sharon Flaherty

                                 /s/Sharon Flaherty

                              EMPLOYMENT AGREEMENT
                                   APPENDIX A

                               RELOCATION EXPENSES



   The Company shall reimburse Employee for the following expenses up to the not-to-exceed amounts.



   STANDARD CLOSING COST - SALE OF DALLAS HOME - Not to exceed $45,000.

        -    Real estate commissions
        -    Title insurance
        -    Tax certificate
        -    Attorney fee warranty and deed
        -    Release
        -    Closing escrow fee
        -    File release



   STANDARD MOVING EXPENSES - MOVE OF HOUSEHOLD ITEMS FROM DALLAS TO LINCOLN
   - Not to exceed $10,000.

        -    Storage
        -    Delivery
        -    Insurance



   INTEREST FREE LOAN FOR 18 MONTHS - Not to exceed $250,000.

        -    Employee will execute promissory note
        -    Made upon the purchase of a home in Lincoln
        -    Employee pays income tax on imputed interest income
        - Promissory note is due upon earlier of sale of Dallas home or May 31, 1998
        - If not repaid by May 31, 1998, then Company has the right to offset against incentive monies due to the employee.

   STANDARD CLOSING COST - PURCHASE OF LINCOLN HOME - Not to exceed $6,000.

        -    Appraisal
        -    Tax Service Fee
        -    Credit Report
        -    Investors Underwriting
        -    Recording Fee
        -    Surveyor Fee
        -    Termite Inspection
        -    Flood Plain Certificate
        -    Loan Origination Fee 1% of Mortgage Amount


   LIVING AND TRAVEL EXPENSES - Not to exceed $15,000

        - Temporary living expenses in Lincoln prior to closing on Lincoln home
        - Travel expenses between Lincoln and Dallas prior to closing on Lincoln home





   Expenses will be subject to reimbursement only upon presentation of appropriate receipts.